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          BDO SEIDMAN, LLP               3200 Bristol Street, Suite 400
          Accountants and Consultants    Costa Mesa, California 92626
                                         Telephone (714) 957-3200 (310) 860-5995
                                         Fax (714) 957-1080

January 12, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 6, 1998, to be filed by our former client, Pinnacle Micro, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                           Very truly yours,

                                           /s/ BDO Seidman, LLP